                                  Exhibit 23(a)

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[WSL LOGO]  WEINICK
              SANDERS                                              1375 BROADWAY
                LEVENTHAL & CO., LLP                   NEW YORK, N.Y. 10018-7010
                  CERTIFIED PUBLIC ACCOUNTANTS                      212-869-3333
                                                              FAX:  212-764-3060
                                                                   WWW.WSLCO.COM
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                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)





We consent to the use in Amendment No. 5 to the Registration Statement of Marc Pharmaceuticals, Inc. as at December 31, 2003 and 2002 and for the years then ended on Form SB-2, under the Securities Act of 1933 of our report dated February 3, 2004 (except for portions of Notes 1(a) and 4(a) as to which the date is February 9, 2004) and to the reference to our firm under the heading "Experts" in the Prospectus.



                                         /S/WEINICK SANDERS LEVENTHAL & CO., LLP



New York, New York
August 11, 2004





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